Exhibit 99.1

ROSEHILL RESOURCES INC. ANNOUNCES SECOND QUARTER 2017
RESULTS AND UPDATES FULL YEAR GUIDANCE

HOUSTON, August 15, 2017 /Globe Newswire/ -- Rosehill Resources Inc. (“Rosehill” or the “Company”) (NASDAQ: ROSE, ROSEW, ROSEU) today reported operational and financial results for the second quarter of 2017.

Second Quarter 2017 Highlights and Recent Key Items:

●	Completed a reverse recapitalization on April 27, 2017, pursuant to which the Company acquired a portion of the equity of Rosehill Operating Company, LLC and changed its name to “Rosehill Resources Inc.”;

●	Spud 12 gross operated horizontal wells in the first half of the year in the Delaware Basin with 11 total drilled and uncompleted (“DUC”) wells at June 30, 2017;

●	Produced an average of 5,258 net barrels of oil equivalent (“BOE”) per day in the second quarter of 2017, up 34% from the same period in 2016;

●	In late July, Rosehill began flowback on its first well targeting the 2nd Bone Spring sand, the Kyle 26 ST-1, with a peak rate of 2,130 BOE per day (84% oil);

●	Increased proved reserves to 24.8 million barrels of oil equivalent (“MMBOE”) with a PV-10 of $183 million at June 30, 2017 (audited and determined under SEC guidelines), up 88% and 126%, respectively, from December 31, 2016;

●	Net loss attributable to Rosehill was $0.5 million, or $0.08 per diluted share, for the three months ended June 30, 2017 and net income attributable to Rosehill was $4.0 million, or $0.68 per diluted share, for the six months ended June 30, 2017;

●	Adjusted EBITDAX was $8.8 million for the three months ended June 30, 2017 and $21.1 million for the six months ended June 30, 2017, up from $5.3 million and $7.5 million, respectively, for the same periods in 2016; and

●	Updated full year 2017 capital, production and Adjusted EBITDAX guidance and provided preliminary 2018 forecast.

J.A. (Alan) Townsend, Rosehill’s President and Chief Executive Officer, commented, “We are pleased with the results from the second quarter, our first since completing the reverse recapitalization. We believe we have a strong, concentrated acreage position in the Delaware Basin and we see opportunities for significant value-adding growth from our organic development program over many years. Our continued emphasis on improving drilling and completion efficiency and driving cost savings will help generate sustainable earnings growth for our shareholders.”

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Townsend continued, “We remain focused on operational results that will lead to financial success at the well level and corporate level. We are excited with the many opportunities that lie ahead for Rosehill as we build upon our existing assets and evaluate acquisition opportunities.”

As more fully described in our quarterly filing on Form 10-Q and in Note to Financial Results below, the historical financial and operational results are those of Rosehill Operating.

Operational Update

In the second quarter, the Company’s net daily production averaged 5,258 net BOE per day, which was comprised of 2,779 barrels of oil per day, 1,195 barrels of natural gas liquids (“NGLs”) per day and 7.7 million cubic feet of gas (“MMCF”) per day. These total equivalent volumes were up 34% from the same period in 2016.

For the six months ended June 30, 2017, the Company’s net daily production averaged 5,343 net BOE per day, which was comprised of 2,963 barrels of oil per day, 1,131 barrels of NGLs per day and 7.5 MMCF of gas per day. These total equivalent volumes were up 56% from the same period in 2016.

During the second quarter of 2017, Rosehill averaged two operated rigs and drilled 7 gross horizontal wells. In July 2017, the Company added one frac spread and has started completion work on its 11 DUC well inventory.

In late July, the Company began flowback on its first well targeting the 2nd Bone Spring sand, the Kyle 26 ST-1, with a peak rate of 2,130 BOE per day during the second week on production, with 84% oil.  Management believes these early results demonstrate the economic viability of the 2nd Bone Spring sand.

During the second quarter of 2017, Rosehill averaged under 20 days from spud to total depth over a 4,600 foot average lateral length. Drilling costs for these wells averaged $2.5 million per well.

Reserve Update

Rosehill’s proved reserves at June 30, 2017 were prepared by its internal reserve engineers using SEC guidelines and audited by the Company’s independent reserve engineers. Rosehill’s proved reserves increased 88% from year end 2016 to 24.8 MMBOE at June 30, 2017, consisting of 45% oil, 26% natural gas liquids and 29% natural gas. The PV-10 value at SEC pricing increased 126% from December 31, 2016 to $183 million. The Company’s Delaware Basin reserves were 23.7 MMBOE at June 30, 2017, consisting of 47% oil, 28% natural gas and 25% natural gas liquids, with a PV-10 value of $177 million.

Financial Highlights

For the second quarter of 2017, the Company reported a net loss attributable to Rosehill of $0.5 million, or $0.08 per diluted share, as compared to a net loss of $3.0 million, or $0.51 per diluted share, in the second quarter of 2016.

For the six months ended June 30, 2017, the Company reported net income attributable to Rosehill of $4.0 million, or $0.68 per diluted share, as compared to a net loss of $8.0 million, or $1.36 per diluted share, in the same period in 2016.

Adjusted EBITDAX (a non-GAAP financial measure as defined and reconciled below) totaled $8.8 million for the second quarter of 2017, up from $5.3 million in the same period in 2016. Adjusted EBITDAX for the six months ended June 30, 2017 was $21.1 million, up from $7.5 million for the same period in 2016.

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For the second quarter of 2017, average realized prices (all prices excluding the effects of derivatives) were $44.45 per barrel of oil, $2.59 per Mcf of natural gas and $14.70 per barrel of NGLs, resulting in a total equivalent price of $30.68 per BOE, up 25% from the same period in 2016.

Rosehill’s cash operating costs for the second quarter of 2017 were $11.61 per BOE, which includes lease operating expenses, gathering and transportation, production taxes and general and administrative expenses and excludes costs associated with the reverse recapitalization.

As of June 30, 2017, Rosehill had $11.1 million in cash and $20.0 million drawn on its revolving credit facility, which is subject to a borrowing base of $55.0 million. The borrowing base is scheduled for redetermination on or about October 1, 2017.

During the second quarter of 2017, Rosehill incurred capital costs, excluding asset retirement costs and leasing and acquisition costs, of $36.0 million.

Revised 2017 Guidance and 2018 Forecast

Below is Rosehill’s full year 2017 guidance and 2018 forecast, each of which has been updated to reflect operational pace and activity, year-to-date well results and the impact of the reverse recapitalization.

	2017 Guidance			2018 Forecast
	Original		Revised	Original		Revised
	$54.19 / $3.02(1)		$50.00 / $3.00(1)	$54.19 / $3.02(1)		$50.00 / $3.00(1)

Total Capital ($ - millions) (2)	$91.0		$ 135 - 155	$115		$ 150 - 200

Production (BOE/d)	5,614		5,700 - 5,900	7,644		12,000 - 14,500

EBITDAX ($ - millions)	$45.0		$ 45 - 60	$77.0		$ 120 - 140

Debt/EBITDAX	0.0	x	1.3x - 1.5x	0.3	x	0.9x - 1.1x

(1)	Amounts represent WTI crude and Henry Hub natural gas prices utilized for projections. NGLs estimated at 25% of WTI.
(2)	Approximately 90% drilling, completion and recompletion activities in 2017 revised guidance and 2018 revised forecast.

Rosehill is actively drilling with two rigs and has one dedicated frac crew that began work in July 2017 and currently expects to remain at this level for the remainder of the year. The Company spud 12 gross operated horizontal wells in the first half of 2017 and had 11 DUC wells at June 30, 2017. The Company expects to spud a total of 22 to 24 gross operated horizontal wells in 2017 and exit 2017 with 8 to 11 DUC wells.

Commodity Hedging

As of June 30, 2017, the Company had the following outstanding derivative contracts.

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	Three Months Ended
	9/30/17	12/31/17	3/31/18	6/30/18

NYMEX WTI Crude Swaps:
Notional volume (Bbl)	57,000	96,000	75,000	15,000
Weighted average fixed price ($/Bbl)	$54.29	$54.11	$53.77	$51.82
NYMEX WTI Crude Options:
Puts:
Notional volume (Bbl)	30,000	—	—	—
Weighted average fixed price ($/Bbl)	$42.50	$—	$—	$—
Calls:
Notional volume (Bbl)	15,000	—	—	—
Weighted average fixed price ($/Bbl)	$60.00	$—	$—	$—
NYMEX HH Natural Gas Swaps:
Notional volume (Mcf)	390,000	390,000	630,000	—
Weighted average fixed price ($/Mcf)	$3.12	$3.13	$3.47	$—
NYMEX HH Natural Gas Options:
Puts:
Notional volume (Mcf)	—	360,000	—	—
Weighted average fixed price ($/Mcf)	$—	$3.03	$—	$—
Calls:
Notional volume (Mcf)	—	180,000	—	—
Weighted average fixed price ($/Mcf)	$—	$3.83	$—	$—

After June 30, 2017 and through August 9, 2017, the Company used crude swaps to hedge an additional 8,000 barrels of oil per month from August 2017 through December 2017 at $49.38 per barrel and 13,000 barrels of oil per month for all of 2018 at $49.86 per barrel.

Conference Call

As previously announced, the Company will hold a conference call to discuss its second quarter financial and operating results, Wednesday, August 16, 2017, at 9:00 a.m Central Time (10:00 a.m. Eastern Time). Interested parties may participate by dialing (866) 601-1105 from the United States or (430) 775-1347 from outside the United States. The conference call I.D number is 67101960. The call will also be available as a live webcast on the “News/Events” tab of the Investors section of the Company’s website, www.rosehillresources.com. The webcast will be available for replay for at least 30 days.

About Rosehill Resources Inc.

Rosehill Resources is an oil and gas exploration company with producing assets in Texas and New Mexico, and its investment activity is focused on the Delaware Basin portion of the Permian Basin. The Company’s strategy for growth includes the organic development of its core acreage position in Loving County as well as focused acquisitions in the Delaware Basin.

Note to Financial Results

On April 27, 2017, the Company consummated a reverse recapitalization (the “Transaction”) pursuant to which the Company acquired a portion of the equity of Rosehill Operating Company, LLC (“Rosehill Operating”), into which Tema Oil & Gas Company, a wholly-owned subsidiary of Rosemore, Inc., contributed certain assets and liabilities. At the closing of the Transaction, the Company became the sole managing member of Rosehill Operating and the Company’s sole material asset is its interest in Rosehill Operating. Following the Transaction, the Company changed its name to “Rosehill Resources Inc.”

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Although the Company was the legal acquirer, Rosehill Operating was the accounting acquirer. As a result, the reports filed by the Company subsequent to the Transaction are prepared “as if” Rosehill Operating is the predecessor and legal successor to the Company. Thus, the financial information included in this press release reflect (i) the historical operating results of Rosehill Operating prior to the Transaction; (ii) the combined results of the Company following the Transaction; (iii) the assets and liabilities of Rosehill Operating at their historical cost; and (iv) Rosehill Operating’s equity (pre-Transaction), the Company’s equity (post-Transaction) and the Company’s earnings per share for all periods.

Non-GAAP Measures

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Rosehill’s management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion, and amortization, accretion and impairment of oil and natural gas properties, (gains) losses on commodity derivatives excluding net cash receipts (payments) on settled commodity derivatives, gains and losses from the sale of assets, transaction costs incurred in connection with the Transaction and other non-cash operating items. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles (“U.S. GAAP”).

Management believes Adjusted EBITDAX is useful because it allows for more effective evaluation and comparison of our operating performance and results of operations from period to period without regard to our financing methods or capital structure. Rosehill excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Rosehill’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

We have provided below a reconciliation of Adjusted EBITDAX to net loss, the most directly comparable GAAP financial measure.

	Three months ended June 30,		Six months ended June 30,
$ - thousands	2017	2016	2017	2016	2017 Guidance			2018 Forecast

Net income (loss)	$(1,414)	$(3,015)	$3,000	$(7,954)	$4,342	—	$13,642	$25,000	—	$33,500
Interest expense, net	431	612	974	2,046	1,000	—	1,500	3,000	—	4,000
Income tax expense	187	46	273	64	700	—	900	2,000	—	2,500
Depreciation, depletion, amortization and accretion	9,536	5,616	17,767	10,638	40,000	—	45,000	90,000	—	100,000
Transaction costs	1,375	—	2,469	—	2,469	—	2,469	—		—
(Gain) loss on commodity derivative instruments, net	(1,303)	1,918	(3,202)	1,901	(3,202)	—	(3,202)	—		—
Net cash received (paid) in settlement of commodity derivative instruments	(15)	102	(309)	808	(309)	—	(309)	—		—
Inventory write down	—	—	115	—	—		—	—		—
Gain on sale of other assets	—	—	(11)	—	—		—	—		—
Adjusted EBITDAX	$8,797	$5,279	$21,076	$7,503	$45,000	—	$60,000	$120,000	—	$140,000

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PV-10

PV–10 is a non-GAAP financial measures used by management, investors and analysts to estimate the present value, discounted at 10% per annum, of estimated future cash flows of the Company’s estimated proved reserves before income tax and asset retirement obligations. Management believes that PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and natural gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, the Company believes the use of a pre-tax measure is valuable for evaluating the Company. PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows as computed under GAAP.

With respect to PV-10 calculated as of an interim date, it is not practical to calculate the taxes for the related interim period because GAAP does not provide for disclosure of standardized measure on an interim basis.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this communication, regarding our opportunities in the Delaware Basin, our strategy, future operations, financial position, estimated results of operations, future earnings, future capital spending plans, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks and uncertainties discussed under Risk Factors in the Company’s Registration Statement on Form S-3, as amended, filed with the SEC on June 14, 2017, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

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Reserves Disclosure

The estimates of proved reserves as of June 30, 2017 in this release are based on the review and calculations of our internal reservoir engineers and have been audited by our independent reserve engineers. Investors are encouraged to refer to the Company’s definitive proxy statement, filed with the SEC on April 12, 2017, as amended and supplemented, for additional information regarding the Company’s estimated proved reserves as of December 31, 2016.

Estimated net proved reserves at June 30, 2017 were determined using average first-day-of-the-month prices for the prior twelve months in accordance with SEC guidelines. For oil volumes, the average West Texas Intermediate posted price was adjusted for quality, transportation fees and a regional price differential. For natural gas volumes, the average Henry Hub spot price was adjusted for energy content, transportation fees and a regional price differential. For NGL volumes, the average Mt. Belvieu liquids price was adjusted for quality, transportation fees and a regional price differential. All prices are held constant throughout the lives of the properties.

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Rosehill Resources Inc.

Operational Highlights

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Revenues (in thousands):
Oil sales	$11,246	$6,430	$25,029	$9,528
Natural gas sales	1,817	1,159	3,711	2,064
NGL sales	1,602	1,194	3,426	1,929
Total revenues	$14,665	$8,783	$32,166	$13,521

Average sales price(1):
Oil (per Bbl)	$44.45	$41.75	$46.70	$36.79
Natural gas (per Mcf)	2.59	1.81	2.73	1.81
NGLs (per Bbl)	14.70	12.31	16.71	10.96
Total (per Boe)	$30.68	$24.53	$33.26	$21.63
Total, including effects of gain (loss) on settled
commodity derivatives, net (per Boe)	$30.65	$24.82	$32.94	$22.93

Net Production:
Oil (MBbls)	253	154	536	259
Natural gas (MMcf)	701	640	1,357	1,140
NGLs (MBbls)	109	97	205	176
Total (Mboe)	478	358	967	625

Average daily net production volume:
Oil (Bbls/d)	2,779	1,688	2,963	1,425
Natural gas (Mcf/d)	7,700	7,036	7,495	6,263
NGLs (Bbls/d)	1,195	1,071	1,131	965
Total (Boe/d)	5,258	3,931	5,343	3,433

(1) Excluding the effects of realized and unrealized commodity derivative transactions unless noted otherwise.

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Rosehill Resources Inc.

Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Revenues
Oil sales	$11,246	$6,430	$25,029	$9,528
Natural gas sales	1,817	1,159	3,711	2,064
NGL sales	1,602	1,194	3,426	1,929
Total revenues	14,665	8,783	32,166	13,521
Operating expenses
Lease operating expenses	1,918	1,310	3,535	2,307
Production taxes	659	403	1,467	606
Gathering and transportation	768	585	1,494	1,068
Depreciation, depletion, amortization and accretion	9,536	5,616	17,767	10,638
Exploration costs	457	175	774	318
General and administrative	2,204	1,141	3,669	2,549
Transaction costs	1,375	—	2,469	—
Gain on sale of other assets	—	—	(11)	—
Total operating expenses	16,917	9,230	31,164	17,486
Operating income (loss)	(2,252)	(447)	1,002	(3,965)
Other income (expense)
Interest expense	(431)	(612)	(974)	(2,046)
Gain (loss) on commodity derivative instruments	1,303	(1,918)	3,202	(1,901)
Other income (expense), net	153	8	43	22
Total other income (expense)	1,025	(2,522)	2,271	(3,925)
Income (loss) before income taxes	(1,227)	(2,969)	3,273	(7,890)
Income tax expense	187	46	273	64
Net income (loss)	(1,414)	(3,015)	3,000	(7,954)
Net income (loss) attributable to noncontrolling interest	(2,329)	—	(2,329)	—
Net income (loss) attributable to Rosehill Resources Inc.
before preferred stock dividend	915	(3,015)	5,329	(7,954)
Preferred stock dividend	1,372	—	1,372	—
Net income (loss) attributable to Rosehill Resources Inc.	$(457)	$(3,015)	$3,957	$(7,954)

Earnings (loss) per common share
Basic	$(0.08)	$(0.51)	$0.68	$(1.36)
Diluted	$(0.08)	$(0.51)	$0.68	$(1.36)
Weighted average common shares outstanding
Basic	5,857	5,857	5,857	5,857
Diluted	5,857	5,857	5,857	5,857

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Contact Information:

Alan Townsend	Craig Owen
President and Chief Executive Officer	Chief Financial Officer
281-675-3400	281-675-3400

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